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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            THE MFS SERIES TRUST
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                (Name of Registrant as Specified In Its Charter)
                LOUIS NAVELLIER and NAVELLIER MANAGEMENT, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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                                    NAVELLIER



WARNING:
THIS LETTER CONTAINS REVISED INFORMATION FROM OUR MAY 7, 1997 LETTER AND THE CHANGES ARE IMPORTANT.

                                                                    May 15, 1997

Dear Navellier (now MFS) Aggressive Small Cap Equity shareholder:

PLEASE VOTE AGAINST MFS ON THE NAVELLIER GOLD PROXY CARD.

You have probably received proxy materials from the management of the MFS Aggressive Small Cap Equity Fund soliciting your vote to approve MFS as investment advisor to your Fund.

WE STRONGLY URGE YOU TO DISREGARD THE MFS PROXY MATERIALS. PLEASE READ CAREFULLY NAVELLIER'S PROXY MATERIALS IN OPPOSITION TO MFS MANAGEMENT AND USE OUR GOLD PROXY CARD TO VOTE YOUR SHARES.

The Navellier proxy materials thoroughly explain our position, in particular:

     - That MFS' small cap performance record for the MFS OTC(A) Fund (MFS' only small cap fund according to Morningstar's classifications) is inferior to Navellier's.*

     - That a merger, if approved by the shareholders at a subsequent shareholder meeting and by a vote of the present or future Board of Trustees, could allow you to reinstate Navellier (in a tax-free exchange) as the investment advisor.** A vote AGAINST the MFS proposal is only a vote against hiring MFS as investment advisor. It would not guarantee that Navellier would become investment advisor.

     - MFS does not utilize the unique quantitative analysis methodology used by Navellier.


* Performance numbers are based on annual returns as reported by Morningstar after deducting sales loads and commissions and adding dividends. MFS OTC(A)'s performance for the years 1994, 1995 and 1996 was 4.39%, 22.25% and 19.44% (for an average annualized return of 15.07%) compared to Navellier Management, Inc.'s performance of 6.5%, 39.48% and 11.98% (for an average annualized return of 18.47%) during those same years.


** For Navellier to become investment advisor, the shareholders would either have to vote at a special meeting to hire Navellier or would have to vote
     to merge the Fund into the Navellier Performance Fund.   Passage of
     Navellier's merger proposal would require a separate shareholder vote approving the merger proposal, a separate proxy statement which is presently pending and which would have to be approved by the SEC and approval by the present or future Board of Trustees of the Fund.


                       -----------------------------------

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I am a shareholder of the Fund and presently own 1,606.594 shares of the Fund.
I am also the 100% owner and founder of Navellier Management, Inc. which was the original investment advisor to your Fund and managed the Fund's investments from January 1, 1994 to March 15, 1997 when the independent Trustees refused to renew Navellier's management contract and unilaterally substituted MFS.

If Navellier's pending merger proxy (Form N-14) is approved by the SEC and a merger of your Fund into the Navellier Performance Fund family is approved by the shareholders at our Special Meeting anticipated to be held in June and the present or future Trustees of the Fund approve the merger, then Navellier Management, Inc. would be your investment advisor. Navellier Management, Inc. would receive compensation for being your investment advisor. Based on calls from over 2,000 shareholders, we believe that the shareholders still want the Navellier Group to manage the Fund.

DON'T LET YOUR FUND'S TRUSTEES GET AWAY WITH THEIR OUTRAGEOUS BEHAVIOR!

- On March 13, 1997, the independent Trustees of your Fund chose not to renew Navellier Management, Inc. (the investment advisor you chose to manage your assets) as Investment Advisor of the Fund.

- WE BELIEVE THAT THEY REFUSED TO RENEW NAVELLIER AS INVESTMENT ADVISOR BECAUSE THEY DID NOT WANT TO APPROVE NAVELLIER'S PROPOSAL TO MERGE THIS FUND INTO THE NAVELLIER PERFORMANCE FUND FAMILY SINCE THE MERGER WOULD HAVE ELIMINATED THEIR JOBS AND THEIR COMPENSATION. THE TRUSTEES DENY THIS, BUT THEIR ARRANGEMENT WITH MFS WOULD ALLOW THEM TO CONTINUE TO BE TRUSTEES AND BE PAID FOR UP TO 18 MONTHS AND POSSIBLY LONGER. A MERGER WOULD ELIMINATE THEIR JOBS AND COMPENSATION IMMEDIATELY.


                       VOTE THE NAVELLIER GOLD CARD TODAY!

- We believe that the independent Trustees put their personal and financial interests ahead of yours in refusing to renew Navellier and in opposing Navellier's efforts to merge this Fund into the Navellier Performance Funds. The Trustees claim to be independent. We believe they are not. We believe they are recommending MFS in order to preserve their jobs and pay for another 18 months and possibly longer. They claim they are independent because their "present intent" is to resign within 18 months of the shareholder vote.

- However, they will be paid between $10,000-$20,000 per year during the time they remain on the Board, and if you look at their statements, they are not even promising to resign within 18 months -- only that it is their "present intent" to do so. They could change their "present intent" and could remain on the Board and continue to be paid indefinitely. In contrast, Navellier's merger proposal, if approved, would eliminate the present Trustees' jobs and pay immediately.

- THE TRUSTEES INTERFERED WITH AND DELAYED OUR PROPOSED MERGER PROXY TO MERGE THE FUND INTO THE NAVELLIER PERFORMANCE FUNDS. THEY REFUSED TO PROVIDE US WITH A SHAREHOLDER LIST AND INSTRUCTED THE FUND'S AUDITOR NOT TO CONSENT
     TO NAVELLIER'S USE OF NECESSARY FINANCIAL REPORTS.

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-    On May 2, 1997, the United States District Court for the Northern District
     of California ordered the Trustees to: "permit [Navellier] to obtain a current shareholder list of Trust shareholders" and "to authorize Deloitte & Touche or any other relevant agent to permit [Navellier] to use financial statements of the Trust" and to "not otherwise obstruct [Navellier's] efforts to have the Trustees call a special meeting of the shareholders."

            COMPARE NAVELLIER'S SUPERIOR PERFORMANCE RECORD WITH MFS

- MFS' PERFORMANCE AS A SMALL CAP MANAGER OF THE MFS OTC(A) FUND IS INFERIOR TO NAVELLIER'S. WE BELIEVE THE MOST COMPARABLE MFS FUND IS THE MFS OTC(A) FUND (WHICH MORNINGSTAR CLASSIFIES AS THE ONLY SMALL CAP MANAGED BY MFS). THE MFS OTC(A) FUND AVERAGE PER ANNUM PERFORMANCE OVER THE CALENDAR THREE YEAR PERIOD JANUARY 1, 1994 - DECEMBER 31, 1996 WAS 15.1% COMPARED TO NAVELLIER MANAGEMENT, INC. WHICH RETURNED 18.5%.*

     Based on shareholder calls, we believe many of you stayed in the Fund because you did not want to be forced to pay capital gains taxes by redeeming your shares. If MFS is NOT approved, it will help to set the stage for a vote on Navellier's proposal for a TAX-FREE merger.


             TIME IS VERY SHORT.  PLEASE VOTE YOUR GOLD CARD TODAY!


     IF YOU HAVE ALREADY VOTED TO APPROVE MFS, YOU HAVE A LEGAL RIGHT TO CHANGE YOUR MIND AND VOTE AGAINST MFS - BUT PLEASE DO SO ON OUR GOLD PROXY CARD. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

     We sincerely appreciate your support and patience. Do NOT be pressured by MFS. If you have questions or comments, please feel free to call Navellier at
(800) 887-8671 or MacKenzie Partners, Inc., which is assisting us with our campaign, at (800) 322-2885.



                                        Sincerely,




                                        Louis G. Navellier
                                        President, Navellier Management, Inc.

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 If you have questions or need assistance in voting your shares, please contact:

                            MACKENZIE PARTNERS, INC.

                                156 Fifth Avenue
                            New York, New York 10010
                          (212) 929-5500 (Call collect)

                                       or

                          CALL TOLL-FREE (800) 322-2885